Exhibit 10.2

FIRST AMENDMENT TO
THE BLACK & DECKER
SUPPLEMENTAL PENSION PLAN

        Pursuant to the powers of amendment reserved under Section 17 of The Black & Decker Supplemental Pension Plan (the “Plan”), as amended and restated effective as of January 1, 2005, Black & Decker (U.S.), Inc. (the “Sponsor”) hereby amends the Plan as follows, effective January 1, 2005:

FIRST AND ONLY CHANGE

        Section 5, “Payment of Supplemental Pension”, is amended at Section 5(d) by deleting in its entirety the first sentence of that Section 5(d) and substituting in its place the following:

Any Participant who, at any time during 2005, was subject to an agreement to provide consulting services to any Black & Decker Company or who is employed by any of the Black & Decker Companies after December 31, 2005 and whose base annual salary rate at that date was $200,000 or more may make an irrevocable election to receive as of the Participant’s Payment Date, in lieu of the Supplemental Pension provided under this Plan, the accelerated payment of his or her benefits under this Plan described in Paragraphs (1) and (2) in this Section 5(d).

        The Plan, as amended by the foregoing change, is hereby ratified and confirmed in all respects.

        IN WITNESS WHEREOF, the Sponsor has caused this First Amendment to be executed by its duly authorized officer on this 8th day of May, 2006.

WITNESS /s/ SIBOHAN MILLER	BLACK & DECKER (U.S.) INC. By: /s/ CHARLES E. FENTON Charles E. Fenton Vice President